EXHIBIT 3.1.1 AMENDED AND RESTATED BYLAWS OF SIMPSON MANUFACTURING CO., INC. (AS AMENDED THROUGH MARCH 8, 202328, 2017) ARTICLE I Section 1. Registered Office The initial registered office of the Corporation in Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. Section 2. Additional Offices The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require. ARTICLE II Stockholders Section 1. Place of Meetings. Meetings of the stockholders may be held at any place within or without the State of Delaware which may be designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation in California. Section 2. Annual Meeting. The annual meeting of the stockholders shall be held at a place and time designated by the Board of Directors. At each such annual meeting, the stockholders shall elect the successors to the directors whose terms expire at such meeting, and any other business properly brought before the meeting, in accordance with the provisions of the Certificate of Incorporation and these Bylaws, may be transacted. Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors. Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting. In the case of a special meeting, such notice shall specify the general nature of the business to be transacted and no other business may be transacted at such meeting. In the case of the annual meeting, the notice shall specify those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the Board of Directors for election. Any such notice shall also state any other matters required by statute.

2 Notice of a stockholders’ meeting or any report shall be given either personally or by mail or other means of written, facsimile or electronic communication authorized by the Delaware General Corporation Law, postage or fees prepaid, addressed to each stockholder at the address of such stockholder appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located, if any, or, if none, at the place where the principal business office of the Corporation is located, or by publication at least once in a newspaper of general circulation in the county in which such office is located; provided that the Corporation may give such notice by any other means permitted by Section 14 of and Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as heretofore or hereafter amended, or any successor statute or regulation, and authorized by the Delaware General Corporation Law, or any other applicable state law. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or provided by other means of written, facsimile or electronic communication. If any notice or report addressed to a stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to such stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing, until such stockholder shall have notified the Corporation in writing of such stockholder’s address for the purpose of notice, if the same shall be available for such stockholder on written demand at such office for a period of one year from the date of the giving of the notice or report to all other stockholders. When a stockholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than forty-five days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. Section 5. Advance Notice of Stockholder Business and Nomination of Directors by Stockholders. (A) Notice of Business (other than Director Nominations). At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business, other than the nomination of persons for election to the Board of Directors of the Corporation, must be (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (y) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (z) otherwise properly brought before the meeting by a stockholder who is a stockholder of record at the time of giving a notice required by this Section 5(A), who shall be entitled to vote at such meeting and who complies with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as heretofore or hereafter amended, or any successor statute, rule or regulation, and the notice procedures set forth in this Section 5(A), and this clause (z) shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than seventy-five days nor more than ninety days prior to the meeting; provided, however, that in the event that less than eighty-five days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

3 (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of the stockholder proposing such business and any Stockholder Associated Person (defined below); (3) (a) the class and number of shares of the Corporation that are held of record or beneficially owned (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) by such stockholder and by any Stockholder Associated Person with respect to the Corporation’s securities and (b) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting or economic power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities; (4) any material interest of the stockholder or any Stockholder Associated Person in such business; and (5) a representation that the stockholder giving notice (or a Qualified Representative of the stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For purposes of this Section 5, to be considered a Qualified Representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 5(A). The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 5(A), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this Section 5, “Stockholder Associated Person” with respect to any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) of shares of stock or other securities of the Corporation owned of record or beneficially by such stockholder, whether or not having any voting rights, and (3) any affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as heretofore or hereafter amended, or any successor rule) of such stockholder or any of such stockholder’s Stockholder Associated Persons. (B) Nomination of Directors. Only persons who are nominated in accordance with the procedures and in compliance with the requirements set forth in this Section 5(B) or Section 9 of this Article II, as applicable, shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (x) by or at the direction of the Board of Directors, (y) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 5(B), who shall be entitled to vote for the election of directors at the meeting and who complies with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (for the avoidance of doubt, including, without limitation, Rule 14a-19 promulgated

4 under the Exchange Act (“Rule 14a-19”)), as heretofore or hereafter amended, or any successor statute, rule or regulation, and the notice procedures and the nominee-qualification, appearance and other requirements set forth in this Section 5(B), or (z) by any Eligible Stockholder (as defined in Section 9 of this Article II) whose Stockholder Nominee (as defined in Section 9 of this Article II) is included in the Corporation’s proxy materials for the relevant annual meeting; and the foregoing clauses (y) and (z) shall be the exclusive means for a stockholder to nominate any person for election as a director before or at an annual meeting of stockholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy-five days nor more than ninety days prior to the meeting; provided, however, that in the event that less than eighty-five days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election or re- election as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of the Corporation that are beneficially owned (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) by such person; (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor regulation (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (d)(e) the consent of the nominee (i) to being named as a nominee of the stockholder giving notice, (ii) to being named in the Corporation’s form of proxy pursuant to Rule 14a-19 under the Exchange Act, and (iii) to serving as a director if elected; and (e)(f) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 or any other provision of Regulation S-K, as heretofore or hereafter amended, or any successor regulation, if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Regulation S-K and the nominee were a director or executive officer of such registrant; and (2) as to the stockholder giving the notice: (a) the name and address of such stockholder and any Stockholder Associated Person; and

5 (b) (i) the class and number of shares of the Corporation that are held of record or are beneficially owned (as that term is defined in Section 13 of and Rule 13d-3 under the Securities Exchange Act of 1934, as heretofore or hereafter amended, or any successor statute or rule) by such stockholder and by any Stockholder Associated Person and (ii) any derivative positions held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or transactions have been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting or economic power of, such stockholder or any Stockholder Associated Person with respect to any of the Corporation’s securities; (b)(c) A representation that such stockholder intends or is part of a group which intends to (i) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act, (ii) engage in a solicitation (within the meaning of Rule 14a- 1(l) of the Exchange Act) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation or (ii) deliver a proxy statement and/or form of proxy satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of holders of the shares entitled to vote generally in the election of directors. To be eligible to be a nominee for election or reelection as a director of the Corporation, each person whom a stockholder proposes to nominate for election as director must have previously delivered (in accordance with the time periods prescribed for delivery of notice under this Section 5(B)) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) genuinely intends to serve, once elected, as a director of the Corporation for the entire term for which he or she is standing for election, (ii) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (iii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, service or action as a director that has not been disclosed to the Corporation and (iv) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, compensation recovery, stock ownership, and hedging, pledging and trading policies and guidelines of the Corporation. Notwithstanding the foregoing provisions of this Section 5(B), if the stockholder (or a Qualified Representative of the stockholder) (i) does not appear at the meeting to present the proposed nomination, such proposed nomination shall not be considered (unless otherwise required by law to be considered), notwithstanding that proxies in respect of such vote may have been received by the Corporation or (ii)(A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee for election to the Board of Directors and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act..

6 At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures and in compliance with the requirements set forth in this Section 5(B). The Chairman of the meeting shall, if the facts warrant, determine whether the requirement of this Section 5(B) have been met with respect to any nomination for the election of directors brought by a stockholder. If the Chairman determines and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, he shall so declare to the meeting and any suchthe defective nomination shall not be acted upon at the meetingdisregarded. For the avoidance of doubt, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19 and (ii) subsequently (A) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19 or (C) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then such stockholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder. (C) Obligation to Update and Providing Notice through Annual Proxy Statement. A stockholder providing notice of business or director nominees proposed to be brought before a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such meeting and such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than ten days after the record date for determining the stockholders entitled to receive notice of such meeting. The foregoing notice requirements of this Section 5 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (as heretofore or hereafter amended, or any successor statute, rule or regulation) and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Section 6. Quorum and Required Vote. The presence of holders of the shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at any meeting, in person or represented by proxy, shall be necessary and sufficient to constitute a quorum. Without limiting the generality of the preceding sentence, for purposes of determining whether a quorum is present at any meeting, there shall be included as present in person or represented by proxy at such meeting all holders of shares of stock that (a) are not the beneficial owners of such shares, (b) are prohibited by rules of any national securities exchange from voting such shares on one or more matters to come before such meeting unless the beneficial owners of such shares shall have instructed such holders on the voting of such shares on such matter or matters, and (c) are present in person or represented by proxy and entitled to vote without any such instructions on any other matter to come before such meeting. If a quorum is present at a meeting, the affirmative vote of the majority of the votes cast on a matter (other than as provided in Section 7 of this Article II regarding the election of Directors and other than as provided in Article VIII regarding amendments) at such meeting, or such greater number of votes as may be required for such matter by these Bylaws, the Certificate of Incorporation or applicable law, shall be the act of the stockholders on such matter; provided that, if any such matter calls for votes on more choices than the affirmative and the negative, the choice receiving the largest number of votes, whether or not a majority of the votes cast, shall be the act of the stockholders on such matter. Notwithstanding any of the foregoing provisions of this paragraph to the contrary, no votes shall be deemed to have been cast on any such matter by any holder of shares of stock that is present in person or represented by proxy at such meeting to the extent

7 that such holder (a) abstains from voting on such matter or (b) does not vote such shares on such matter because such holder (i) is not the beneficial owner of such shares, (ii) is prohibited by rules of any national securities exchange from voting such shares on such matter unless the beneficial owners of such shares shall have instructed such holder on the voting of such shares on such matter, and (iii) shall not have received such voting instructions from such beneficial owners on such matter. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by a majority of the votes entitled to be cast at such meeting represented either in person or by proxy. Section 7. Voting Rights. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders. Any holder of shares entitled to vote on any matter, other than elections to office, may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if any stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that such stockholder’s approving vote is with respect to all shares such stockholder is entitled to vote. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of one year from the date thereof unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if and only so long as, it is coupled with an interest sufficient in law to support an irrevocable proxy. Subject to the foregoing and to the express terms and conditions of any proxy, every proxy shall continue in full force and effect until revoked by the person executing it, which revocation must be prior to the vote. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white. White shall be reserved for exclusive use by the Board. Stockholders of the Corporation shall not be entitled to cumulative voting in election of directors of the Corporation. In any election of directors, any form of proxy in which the directors to be voted on are named therein as candidates and which is marked by a stockholder “withhold,” “abstain” or otherwise marked in a manner indicating that the authority to vote for the election of any director is withheld, shall not be voted for the election of such director. A director is elected if the votes cast “for” such director’s election exceed the votes cast “against” such director’s election (a “majority vote”); provided that, in any election of directors, if a stockholder has properly nominated a person for election to the Board of Directors in compliance with Section 5 of this Article II, the candidates receiving the highest numbers of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected (a “plurality vote”). If directors are elected by plurality vote, votes against the directors and votes withheld shall have no legal effect.

8 Section 8. Determination of Stockholders of Record. So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting. Stockholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation or by agreement. Section 9. Stockholder Nominations Included in the Corporation’s Proxy Materials. (A) Subject to the terms and conditions of these Bylaws and the Certificate of Incorporation, in connection with an annual meeting of the stockholders, the Corporation will include in its proxy statement and on its form of proxy (in addition to the persons nominated for election by the Board of Directors or any committee thereof) the name of a nominee for election to the Board of Directors submitted pursuant to and in compliance with this Section 9 (each, a “Stockholder Nominee”) and Rule 14a-19 under the Exchange Act, and will include in its proxy statement the Required Information (as defined below) relating to the Stockholder Nominee, if (A) the Stockholder Nominee satisfies the eligibility requirements in this Section 9, (B) the Stockholder Nominee is identified in a notice (the “Stockholder Notice”) that is timely and proper and delivered in accordance with this Section 9 by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below), (C) the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and (D) the additional requirements of these Bylaws are met. For purposes of this Section 9, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Stockholder (as defined below), any Stockholder Nominee and any other person so long as made in good faith (without any further requirements). (B) To qualify as an “Eligible Stockholder”, a stockholder or beneficial owner must (1) (i) have been a record holder of the shares of stock of the Corporation used to satisfy the eligibility requirements in this Section 9 continuously for the three-year period specified in clause (2) of paragraph (B) of this Section 9 or (ii) provide to the Secretary of the Corporation, within the time period referred to in this Section 9, evidence

9 of continuous ownership by that person of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a- 8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule), and (2) (i) own and have owned, continuously for at least three years as of the date of the Stockholder Notice, a number of shares that represents at least 3% of the outstanding shares of the capital stock of the Corporation generally entitled to vote in the election of directors (the “Voting Stock”) as of the date of the Stockholder Notice (the “Required Shares”), and (ii) thereafter continue to own the Required Shares through the date of the annual meeting of the stockholders. For purposes of satisfying the ownership requirements of this clause (2) of paragraph (B) of this Section 9, a group of no more than 20 stockholders or beneficial owners may aggregate the shares of Voting Stock that each stockholder or beneficial owner has owned continuously for at least three years as of the date of the Stockholder Notice. No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group of stockholders or beneficial owners constituting an Eligible Stockholder under this Section 9, and if any person appears as a member of more than one group, it shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Stockholder Notice. A group of funds that are (1) under common management and investment control, or (2) a “group of investment companies”, as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner. Any group of funds whose shares are so aggregated shall, within five business days after the date of the Stockholder Notice, submit to the Secretary of the Corporation at the Corporation’s principal executive office documentation that demonstrates that the funds satisfy the foregoing sentence, as determined by the Board of Directors, and such documentation shall be deemed part of the Stockholder Notice for purposes of this Section 9. Whenever an Eligible Stockholder consists of a group of stockholders or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 9 must be satisfied by each such stockholder or beneficial owner, except that shares may be aggregated as specified in this paragraph (B) of Section 9 and except as otherwise provided in this Section 9; should any stockholder or beneficial owner cease to satisfy the eligibility requirements in this Section 9, as determined by the Board of Directors, or withdraw from a group of stockholders or beneficial owners that together is an Eligible Stockholders at any time prior to the annual meeting of stockholders, the group shall only be deemed to own the shares held by the remaining members of the group. For the avoidance of doubt, in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, all references to an “Eligible Stockholder” contained in this Section 9 include each member of such group. (C) For purposes of this Section 9: (1) A stockholder or beneficial owner shall be deemed to “own” only those outstanding shares of Voting Stock as to which such person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. (2) A stockholder or beneficial owner may “own” shares held in the name of a nominee or other intermediary so long as such stockholder or beneficial owner retains the right to instruct how

10 the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. (3) A stockholder’s or beneficial owner’s ownership of shares shall be deemed to continue during any period in which such stockholder or beneficial owner has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by such stockholder or beneficial owner. (4) A stockholder’s or beneficial owner’s ownership of shares shall be deemed to continue during any period in which such stockholder or beneficial owner has loaned such shares if it both (i) has the power to recall such loaned shares on five business days’ notice and actually recalls the loaned shares within five business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting, and (ii) holds the recalled shares through the annual meeting. (5) The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings in this Section 9. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. (6) Each of the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” (D) For purposes of this Section 9, the “Required Information” that the Corporation will include in its proxy statement is: (1) the information concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules of the Securities Exchange Commission (the “SEC”) or other applicable law, (2) any written statement included by the Eligible Stockholder (or, in the case of a group, a written statement of the group) in the Stockholder Notice for inclusion in the proxy statement, not to exceed 500 words, in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to paragraph (J) of this Section 9), if such statement fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder (the “Supporting Statement”), and (3) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including any statement in opposition to the nomination and any of the information provided pursuant to this Section 9. Notwithstanding anything to the contrary contained in this Section 9, the Corporation may omit from its proxy materials any information or statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or stock-exchange listing standard. Nothing in this Section 9 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee. (E) Within the time period specified herein, the Stockholder Notice shall be delivered to the Secretary of the Corporation at the Corporation’s principal executive office and shall set forth all information, representations and agreements required in a stockholder’s notice of nomination under paragraph (B) of Section 5 of this Article II (and for such purposes, references therein to the “stockholder”, “holders” and to the “beneficial owner,” if any, on whose behalf the nomination is made shall be deemed to refer to the “Eligible Stockholder”), and the Eligible Stockholder shall be required to update and supplement such

11 information as required by paragraph (C) of Section 5 of this Article II and comply with any other requirements for the nomination of a director set forth in this Section 9. In addition, such Stockholder Notice must include the following information, agreements, representations and warranties: (1) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee completed and filed with the SEC by the Eligible Stockholder as applicable, in accordance with SEC rules, or, if Schedule 14N (or any successor form) is not then required by the SEC, a written statement to the Corporation containing the information required by Schedule 14N; (2) (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three year holding period) setting forth and certifying that, as of a date within seven days prior to the date of the Stockholder Notice, the Eligible Stockholder owns and has continuously owned for the preceding three years, the Required Shares, (ii) the Eligible Stockholder’s agreement to continue to own such shares through the annual meeting of stockholders, and to immediately notify the Corporation if the Eligible Stockholder ceases to own the Required Shares prior to the annual meeting of stockholders, and (iii) the Eligible Stockholder’s agreement to provide, (x) within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and any intermediaries setting forth and certifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for the annual meeting of stockholders and (y) within two business days after the date of the annual meeting, written statements from the record holder and any intermediary setting forth and certifying the Eligible Stockholder’s continuous ownership of the Required Shares through the date of the annual meeting of stockholders; (3) a representation and warranty that the Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business without the intent or effect of changing or influencing the control of the Corporation, and does not presently have any such intent and is not in connection with or as a participant in any transaction having such intent or effect, (ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 9, (iii) intends to maintain qualifying ownership of the Required Shares through the date of the applicable annual meeting of stockholders, (iv) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a “solicitation” within the meaning of Rule 14a 1(l) under the Exchange Act (without reference to the exception in Section 14a 1(1)(2)(iv)) (or any successor rules), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (v) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; (4) an executed agreement, in a form deemed satisfactory to the Board of Directors, pursuant to which the Eligible Stockholder (including each group member, in the case of a nomination by a group of stockholders that together is an Eligible Stockholder) agrees: (i) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Eligible Stockholder or the Stockholder Nominee nominated by such Eligible Stockholder with the stockholders of the Corporation or any other person in connection with the nomination or election of directors, or out of the information that the Eligible Stockholder provided to the Corporation, including any information included in the Stockholder Notice, (ii) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 9, including any such liability, loss, damages, expenses or other costs arising out of or relating to a failure or alleged failure of the Eligible Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, obligations, agreements

12 or representations under this Section 9, (iii) to comply with all laws, rules, regulations and stock- exchange listing standards applicable to any nomination or solicitation in connection with the annual meeting, (iv) to file all materials described below in paragraph (G) of this Section 9 with the SEC, regardless of whether any such filing is required under any applicable rule or regulation, or whether any exemption from filing is available for such materials under any applicable rule or regulation, (v) to promptly provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation, (vi) in the event that any information included in the Stockholder Notice, or any other communication by the Eligible Stockholder (including any member of any group of stockholders or beneficial owners that together is such Eligible Stockholder) with the Corporation, its stockholders or any other person in connection with the nomination or election, including the Supporting Statement, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and (vii) in the event that the Eligible Stockholder (including any member of any group of stockholders or beneficial owners that together is such Eligible Stockholder) has failed to continue to satisfy the eligibility requirements described in this Section 9, including ownership of the Required Shares, to promptly (and in any event within 48 hours of discovering such failure) notify the Corporation of such failure; (5) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; (6) a representation and warranty by the Eligible Stockholder that the Stockholder Nominee (i) is independent under applicable stock-exchange listing standards, applicable rules of the SEC, and all publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (ii) is not and has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (iii) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), has not been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), is not a named subject of a pending civil fraud investigation and has not been convicted of fraud in a civil proceeding, in each case, within the past ten years, or (iv) is not subject to any order of the type specified in Rule 506(d) of Regulation D (or any successor rule) promulgated under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; and (7) a description and the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Stockholder Notice; (7)(8) a written representation to the Corporation that such stockholder has complied in all respects with the requirements of Section 14 of the 1934 Act, including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations thereunder may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto), (C) a written undertaking by such stockholder giving notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, by such beneficial owner, that such stockholder or beneficial owner will deliver to beneficial owners of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (x) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its nominee or (y) at least 40 calendar days before the annual meeting, a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the 1934 Act, (D) a description of

13 any agreement, arrangement or understanding (whether oral or written) between any nominating stockholder, on the one hand, and a Proponent (other than the nominating stockholder), on the other hand, related to any subject matter that will be material in the nominating stockholder’s solicitation of stockholders (including, without limitation, matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or undertaking relates specifically to the Corporation, (E) with respect to each Proponent, the information that would be disclosed with respect to them under Item 5(b) of Schedule 14A under the 1934 Act, assuming that each such person was deemed a “participant” as defined in paragraphs (a)(ii), (iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A, and (F) such other information as may be reasonably requested by the corporation to facilitate disclosure to stockholders of all material facts that, in the reasonable discretion of the Corporation, are relevant for stockholders to make an informed decision on the director election proposal, including information regarding any Proponent.. (F) To be timely, the Stockholder Notice must be received by the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the close of business on the 150th day nor later than the close of business on the 120th day immediately before the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so received by the Secretary of the Corporation not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess, cancellation, rescheduling or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above. The Eligible Stockholder may not, after the last day on which a Stockholder Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee as provided in this Section 9. (G) An Eligible Stockholder must file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under any applicable rule or regulation. (H) The information and documents required by this Section 9 shall be (1) provided with respect to and executed by each group member of the Eligible Stockholder, in the case of information applicable to group members, and (2) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (or, if Schedule 14N (or any successor form) is not then required by the SEC, as required by Schedule 14N) in the case of an Eligible Stockholder or group member that is an entity. The Stockholder Notice shall be deemed submitted on the date on which all the information and documents referred to in paragraph (E) of this Section 9 (other than such information and documents contemplated to be provided after the date the Stockholder Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. (I) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in

14 this Section 9. (J) Notwithstanding anything to the contrary contained in this Section 9, (i) the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including the Supporting Statement), (ii) such nomination shall be disregarded, and no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution of such Stockholder Nominee, (iii) no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and (iv) the Corporation may otherwise communicate to its stockholders, including by amending or supplementing its proxy materials, that the Stockholder Nominee will not be included as a Stockholder Nominee; if: (1) the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 9), or any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 9) was not, when provided, true, correct and complete or ceases to be true, correct and complete in all material respects, or the requirements of this Section 9 have otherwise not been met; (2) the Eligible Stockholder (including any member of any group of stockholders that together is such Eligible Stockholder) or the Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” (as defined in Item 4 of Exchange Act Schedule 14A) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a- 1(1)(2)(iv)) (or any successor rules), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors; (3) the Stockholder Nominee (i) is not independent under any applicable stock- exchange listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (ii) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (iii) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), is a named subject of a pending civil fraud investigation or has been convicted of fraud in a civil proceeding, in each case, within the past ten years, or (iv) is subject to any order of the type specified in Rule 506(d) of Regulation D (or any successor rule) promulgated under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; (4) the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for directors in Section 5 of Article II hereof, without such stockholder’s notice expressly electing to have such director candidate included in the Corporation’s proxy statement pursuant to this Section 9, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (5) the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to violate the Certificate of Incorporation, these Bylaws, or any applicable law, rule, regulation or stock-exchange listing standard; (6) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with these Bylaws, including this Section 9;

15 (7) the Eligible Stockholder withdraws its nomination; (8) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 9 at one of the Corporation’s two preceding annual meetings of stockholders and either (i) withdrew from or became ineligible or unavailable for election at such annual meeting or (ii) did not receive at least 25% of the total votes cast in favor of his or her election at such annual meeting; (9) (i) the Eligible Stockholder (including any member of any group of stockholders that together is such Eligible Stockholder) has submitted a nominee for election to the Board of Directors at any of the preceding two annual meetings of stockholders pursuant to this Section 9, (ii) such nominee was elected to the Board of Directors at such annual meeting, and (iii) the elected nominee is different from the Stockholder Nominee submitted by the Eligible Stockholder; (10) the Corporation is notified, or the Board of Directors determines, that the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 9; or (11) the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Stockholder Nominee under this Section 9. (K) The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the Corporation’s proxy materials for an annual meeting of stockholders pursuant to this Section 9 shall not exceed the greater of (x) two or (y) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 9 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20% (such resulting number, the “Permitted Number”); provided, however, that the Permitted Number for a particular meeting shall be reduced, but not below zero, by: (1) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 9 but who the Board of Directors decides to nominate as a Board of Directors nominee or whose name is withdrawn, (2) any Stockholder Nominee who ceases to satisfy, or Stockholder Nominee of an Eligible Stockholder that ceases to satisfy, the eligibility requirements set forth in Section 9, as determined by the Board of Directors, (3) the number of incumbent directors who were previously elected to the Board of Directors as Stockholder Nominees, or nominees of a stockholder pursuant to the advance notice requirements set forth in Section 5 of Article II above, at any of the preceding two annual meetings or any special meeting held for the election of directors within the preceding two years, and who are nominated for election at such annual meeting by the Board of Directors as a director nominee, and (4) the number of director nominees who are not Stockholder Nominees and who will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the of Board of Directors) nominee pursuant to any agreement, arrangement or other understanding between the Corporation and any stockholder or group of stockholders. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be prorated and rounded down based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9 exceeds the Permitted Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder (including such Eligible Stockholder consisting of a group of stockholders or beneficial owners) disclosed as owned in its respective Stockholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, whether before or after the mailing or other distribution of the definitive proxy statement, with respect to any Stockholder Nominee who otherwise satisfies the eligibility requirements in this Section 9 but is not selected

16 for inclusion in the Corporation’s proxy materials because the Permitted Number has been reached, the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee, and (B) may otherwise communicate to its stockholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee. (L) (M) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided, however, that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (2) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 9 for the next two annual meetings. (N) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 9 and to make any and all determinations necessary or advisable to apply this Section 9 to any persons, facts or circumstances, including the power to determine (1) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (2) whether a Stockholder Notice complies with this Section 9 and has otherwise met the requirements of this Section 9, (3) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 9 and (4) whether any and all requirements of this Section 9 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation, its stockholders and beneficial owners of Voting Stock. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board of Directors, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This Section 9 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials. ARTICLE III Board of Directors Section 1. Powers and Duties. Subject to the Delaware General Corporation Law and any limitations in the Certificate of Incorporation and these Bylaws as to action to be authorized or approved by the stockholders, the business affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. A director shall perform the duties of a director, including duties as a member of any committee of the Board of Directors on which a director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. Section 2. Chairman of the Board. The Board of Directors shall elect one of its members to serve as the Chairman of the Board. The

17 Chairman of the Board shall hold office at the pleasure of the Board of Directors and shall serve until a successor shall have been duly elected and qualified. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall, when present, preside at all meetings of the Board of Directors, shall, when present, preside at all meetings of the stockholders, shall serve as a liaison between the officers of the Corporation and the Board of Directors and shall perform such other duties as the Board of Directors may prescribe from time to time. Section 3. Number. The authorized number of directors shall be fixed from time to time by resolution of the Board of Directors, approved by at least a majority of the directors then in office. Section 4. Election and Term. At any time when the Board of Directors is divided into classes, if a director resigns as such on failing to obtain a majority vote required by Section 7 of Article II and if the Board of Directors accepts such resignation, a director appointed by the Board of Directors to fill the vacancy created thereby shall be elected to serve in the same class as the director who shall have resigned. At or before an annual meeting of the stockholders at which directors are to be elected by a majority vote pursuant to Section 7 of Article II, each nominee for election (who is an incumbent director) at such meeting shall tender to the Board of Directors his or her resignation as a director, which resignation shall become effective only if such nominee does not receive at such meeting the majority vote required by Section 7 of Article II and the Board of Directors accepts such resignation within ninety days after such meeting. The Governance and Nominating Committee of the Board of Directors shall promptly consider such resignation and make a recommendation to the Board of Directors whether to accept or reject such resignation. The Board of Directors may accept or reject such resignation after due consideration of the facts and circumstances it considers relevant. Such director shall not participate in the consideration by such Committee or by the Board of Directors of the acceptance or rejection of his or her resignation. Section 5. Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director or in the event of an increase in the authorized number of directors. Section 6. Reserved. Section 7. Meetings. Immediately following each annual meeting of the stockholders, a regular meeting of the Board of Directors of the Corporation shall be held at the place of said annual meeting or such other place as shall have been designated by the Board of Directors for the purpose of organization, appointment of officers and the transaction of other business. Other regular meetings of the Board of Directors shall be held without call on such date and time and in such place, within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. No notice of regular meetings of the Board of Directors need be given; provided, that notice of any change in the time or place of any such regular meeting shall be given to all of the directors in the same manner as notice for special meetings of the Board of Directors. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or President or, if both the Chairman of the Board and the President are absent or are unable or refuse to act, by any Vice President or by any two directors. Notice of the time and place of

18 special meetings shall be delivered personally or by telephone to each director or sent by first- class mail or telegram or facsimile transmission, charges prepaid, addressed to such director’s address as it appears on the records of the Corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least twenty- four hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation, if any, or, if none, at the principal business office of the Corporation in California, and need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the Bylaws or by resolution of the Board of Directors. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting. Section 8. Quorum. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless otherwise provided by law or unless a greater number be required by the Certificate of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

19 Section 10. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors. Section 11. Committees. The provisions of this Article III shall also apply, with necessary changes in points of detail, to committees of the Board of Directors, if any, and to actions by such committees (except that special meetings of a committee may be called at any time by any two members of the committee), unless otherwise provided by these Bylaws or by the resolution of the Board of Directors designating such committees. For such purpose, references to “the Board of Directors” shall be deemed to refer to each such committee and references to “directors” and “members of the Board” shall be deemed to refer to members of the committee. Committees of the Board of Directors may be designated and shall be subject to limitations on their authority as provided in Section 141 of the Delaware General Corporation Law. ARTICLE IV Officers Section 1. Designation of Officers. The Board of Directors shall appoint the officers of the Corporation, including the President, the Secretary, and the Chief Financial Officer. The Corporation may also have such other officers as may be appointed by the Board of Directors with such titles and duties as may be determined by the Board of Directors and as may be necessary to enable it to sign instruments and share certificates. If the Board of Directors shall name one or more persons as Vice Presidents, the order of their seniority shall be in the order of their appointment, unless otherwise specified by the Board of Directors. Any number of offices may be held by the same person. All officers of the Corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors is elected and until their successors are appointed; provided, that any officers may be removed at any time with or without cause by the Board of Directors. On the removal, resignation, death or incapacity of any officer, the Board of Directors may declare such office vacant and fill such vacancy. Any officer may resign at any time on written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. The salary and other compensation of the officers shall be fixed from time to time by resolution of the Board of Directors. Section 2. President. Subject to the control of the Board of Directors, the President shall be the general manager and chief executive officer of the Corporation, shall have general supervision, direction and control of the business and officers of the Corporation and shall perform all the duties customarily incident to that office. In the absence of the Chairman of the Board or if there be no Chairman of the Board, the President shall preside at all meetings of the stockholders. Section 3. Vice Presidents. If the Board of Directors shall appoint one or more Vice Presidents, the Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall have such titles, perform

20 such other duties, and have such other powers as the Board of Directors may prescribe from time to time. Section 4. Secretary. The Secretary shall attend all meetings of the stockholders, the Board of Directors and any committee appointed pursuant to Section 11 of Article III of these Bylaws and shall keep or cause to be kept at the principal executive office or such other place as the Board of Directors may order, a minute book of all such meetings, containing all acts and proceedings thereof, the time and place of holding thereof, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ or committee meetings and the number of shares present or represented at stockholders, meetings. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders, the Board of Directors or any such committee requiring notice. The Secretary shall keep or cause to be kept at the principal executive office, if any, or, if none, the principal business office in California, or at the office of the Corporation’s transfer agent a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. Section 5. Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors. The Chief Financial Officer, subject to the direction of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial officer shall perform all other duties customarily incident to that office and shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. The President may direct any Deputy Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer and each Deputy Financial Officer shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time. ARTICLE V Execution of Corporate Instruments and Exercise of Rights Under Securities Owned by the Corporation Section 1. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall bind the Corporation. Unless otherwise required by law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Deputy Financial Officer of the Corporation, is not invalidated as to the Corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.

21 All checks and drafts drawn on banks or other depositories of funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do. Section 2. Securities Owned by Corporation. All securities of other corporations or other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, all proxies and other powers with respect thereto shall be executed, and all rights appurtenant or pursuant thereto shall be exercised on behalf of the Corporation by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the President or any Vice President. ARTICLE VI Shares of Stock Section 1. Form of Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President or a Vice President, and by the Chief Financial Officer, a Deputy Financial officer, the Secretary or any Assistant Secretary, certifying the number and class or series of shares owned by such stockholder. Any or all of the signatures on any such certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the issuance of such certificate by the Corporation shall have the same effect as if such person were such officer, transfer agent or registrar at the date of issue. If the shares of the Corporation are classified or if any class of shares is divided into two or more series, any certificate representing such shares shall bear conspicuously on its face, or on the reverse thereof with conspicuous reference thereto on its face, one of the following: (a) a statement of the rights, preferences, privileges and restrictions granted to or imposed on the class or series of shares represented by such certificate and on the holders thereof; (b) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Certificate of Incorporation and any Certificate of Determination establishing the same; or (c) a statement setting forth the office or agency of the Corporation from which stockholders may obtain, on request and without charge, a copy of the statement prescribed by clause (a) of this paragraph. Each such certificate shall also bear, conspicuously on its face or on the reverse thereof with conspicuous reference thereto on its face, any of the following, to the extent applicable: (a) that the shares are subject to restrictions on transfer; (b) that the shares are assessable or are not fully paid, including, in the case of partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon; (c) that the shares are subject to a close corporation voting agreement or an irrevocable proxy or restrictions on voting rights contractually imposed by the Corporation; (d) that the shares are redeemable; and (e) that the shares are convertible and the period for conversion. When the Certificate of Incorporation is amended in any way affecting the statements contained in certificates representing outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate representing shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates representing shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors.

22 Section 2. Transfer of Shares. Shares of stock of the Corporation may be transferred in any manner permitted or provided by law. Before any transfer of stock is entered on the books of the Corporation, or any new certificate issued therefor, the outstanding certificate properly endorsed shall be surrendered and canceled, unless such outstanding certificate has been lost, stolen or destroyed. Section 3. Lost Certificates. The Corporation shall issue a new certificate representing shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed; provided, that, prior and as a condition to the issuance of such new certificate, the Board of Directors may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate and may require such owner to furnish to the Corporation such other affidavits, certificates or other documents as the Board of Directors may deem necessary or advisable. Section 4. Electronic Securities Recordation. Notwithstanding the provisions of Sections 1, 2 and 3 of this Article VI, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted by and in accordance with applicable law. ARTICLE VII Corporate Seal The corporate seal shall consist of a circular die bearing the name of the Corporation and the state and date of its incorporation and shall be kept and used by the Secretary or any Assistant Secretary as the Secretary may direct. If and when authorized by the Board of Directors, a duplicate of the corporate seal may be kept and used by such officer or person as the Board of Directors may designate. Failure to affix the corporate seal does not affect the validity of any instrument of the Corporation. ARTICLE VIII Amendments New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or the Certificate of Incorporation. Subject to such right of the stockholders to adopt, amend or repeal Bylaws, and except as otherwise provided by law or the Certificate of Incorporation, Bylaws may be adopted, amended or repealed by the Board of Directors.

23 ARTICLE IX Indemnification of Agents The Corporation shall indemnify each Corporate Servant (as hereinafter defined) to the maximum extent that the Corporation is permitted or empowered to do so under Section 145 of the Delaware General Corporation Law. In addition, the Corporation shall indemnify any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or a domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, and the Corporation shall hold such director or officer harmless, from and against any and all claims, liabilities, damages and expenses suffered or incurred by such director or officer as a result of or in connection with any act or omission or transaction of such director or officer in his or her capacity as such director or officer; provided that no such director or officer shall be indemnified by the Corporation for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to the Delaware General Corporation Law, or for any acts, omissions or transactions for which indemnity is expressly prohibited thereby. Notwithstanding the foregoing, the Corporation shall not indemnify any Corporate Servant against, or reimburse any Corporate Servant for, any compensation recovery made pursuant to the Corporation’s Compensation Recovery Policy then in effect or any comparable or successor policy of the Corporation. As used in this Article IX, “Corporate Servant” shall mean any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan.